Exhibit 99.1

Kandi Technologies Reports 2023 Financial Results

-	$123.6 million net revenue hits a three-year high, marking a return to profitability

JINHUA, China, March 14, 2024 (GLOBE NEWSWIRE) -- Kandi Technologies Group, Inc. (the “Company”, “we” or “Kandi”) (NASDAQ GS: KNDI), today announced its financial results for the full year ended December 31, 2023.

Full Year 2023 Highlights

●	Total net revenues increased by 4.9% to $123.6 million, from $117.8 million in 2022.

●	As the primary driver of total revenue, off-road vehicles and associated parts sales increased by 51.5% to $107.0 million from $70.6 million in 2022.

●	Gross profit increased by 112% to $41.4 million, from $19.5 million in 2022.

●	Net income was $1.7 million, or $0.02 income per fully diluted share, compared to a net loss of $12.9 million, or $0.17 loss per fully diluted share for 2022.

●	The Company has a strong working capital position. Cash and equivalents, restricted cash, certificate of deposit and notes receivable totaled $252.1 million as of December 31, 2023.

Dr. Xueqin Dong, CEO of Kandi commented, “We concluded the challenging year of 2023, and it's with great pride that we overcame the challenges in 2023 and made significant strides. In particular, the off-road EVs and related parts sector were the main driver of our record-high revenue over the past three years. In 2023, we developed and launched models such as the all-electric UTV and electric mini golf carts. We acquired Northern Group to expand our sales channels. Moreover, we further strengthened our partnership with Lowe’s, expanding to more than 10 super centers in 2024, thereby broadening our market coverage in North America. We're proud to return to profitability in 2023, marking an important milestone in our development journey.”

Dr. Dong concluded, “As we move into 2024, we will increase our R&D investment and launch more competitive all-electric off-road vehicle products, demonstrating our confidence in the future development of the company and our commitment to delivering shareholder value. We are poised to capture the burgeoning demand for fuel-to-electric conversion in off-road vehicles. Building on this confidence, we expect significant growth in 2024, aiming to increase the value we offer to our customers and shareholders.”

Full Year 2023 Financial Results

Net Revenues and Gross Profit (in USD millions)

	2023	2022	Y-o-Y%
Net Revenues	$123.6	$117.8	4.9%
Gross Profit	$41.4	$19.5	112%
Gross Margin%	33.5%	16.6%	-

In 2023, our net revenues rose to $123.6 million, an approximate 5% increase from 2022, driven by stronger sales of off-road vehicles, notably the gross profit of our new crossover golf carts sold in the U.S. surged 112% to $41.4 million, with gross margin doubling from 16.6% to 33.5%, reflecting a profitable shift in product mix towards higher-margin off-road vehicles.

Operating Loss (in USD millions)

	2023	2022	Y-o-Y%
Operating Expenses	$(54.4)	$(47.2)	15.3%
Loss from Operations	$(13.1)	$(27.7)	-52.8%
Operating Margin%	-10.6%	-23.5%	-

Operating expenses climbed to $54.4 million from $47.2 million, driven by higher spending on sales and marketing for our higher volume of production exportation to U.S. The operational loss narrowed to $13.1 million, marking an improvement from 2022, primarily attributed to a higher concentration of sales from off-road vehicles with larger gross margin.

Net Income/Loss

	2023	2022	Y-o-Y%
Net Income (Loss) (in USD millions)	$1.7	$(12.9)	-
Net Income (Loss) per Share, Basic and Diluted	$0.02	$(0.17)	-

In 2023, our net income surged to $1.7 million, a remarkable turnaround from the $12.9 million loss in 2022, driven by sustained enhancements in gross profit, consistent with the trends observed in the first three quarters of 2023.

Full Year 2023 Conference Call Details

The Company has scheduled a conference call and live webcast to discuss its financial results at 8:00 A.M. Eastern Time (8:00 P.M. Beijing Time) on Friday, March 15, 2024. Management will deliver prepared remarks to be followed by a question and answer session.

The dial-in details for the conference call are as follows:

●	Toll-free dial-in number: +1-877-407-3982

●	International dial-in number: + 1-201-493-6780

●	Webcast and replay: https://viavid.webcasts.com/starthere.jsp?ei=1661148&tp_key=bfab9839be

The live audio webcast of the call can also be accessed by visiting Kandi's Investor Relations page on the Company's website at http://www.kandivehicle.com. An archive of the webcast will be available on the Company's website following the live call.

About Kandi Technologies Group, Inc.

Kandi Technologies Group, Inc. (KNDI), headquartered in Jinhua New Energy Vehicle Town, Zhejiang Province, is engaged in the research, development, manufacturing, and sales of various vehicular products. Kandi conducts its primary business operations through its wholly-owned subsidiary, Zhejiang Kandi Technologies Group Co., Ltd. (“Zhejiang Kandi Technologies”), formerly, Zhejiang Kandi Vehicles Co., Ltd. and its subsidiaries including Zhejiang Kandi Smart Battery Swap Technology Co., Ltd, and SC Autosports, LLC (d/b/a Kandi America), the wholly-owned subsidiary of Kandi in the United States, and its wholly-owned subsidiary, Kandi America Investment, LLC and Northern Group, Inc. Zhejiang Kandi Technologies has established itself as one of China's leading manufacturers of pure electric vehicle parts and off-road vehicles. The Company routinely posts important updates on its website at www.kandivehicle.com.

Safe Harbor Statement

This press release contains certain statements that may include "forward-looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on the SEC's website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the applicable securities laws, the Company does not assume a duty to update these forward-looking statements.

Follow us on Twitter: @ Kandi_Group

Contacts:

Kandi Technologies Group, Inc.
Ms. Kewa Luo
+1 (212) 551-3610
IR@kandigroup.com

The Blueshirt Group
Mr. Gary Dvorchak, CFA
gary@blueshirtgroup.com

–Tables Below –

KANDI TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2023	December 31, 2022

CURRENT ASSETS
Cash and cash equivalents	$33,756,941	$84,063,717
Restricted cash	59,873,127	66,976,554
Certificate of deposit	33,947,212	81,191,191
Accounts receivable (net of allowance for doubtful accounts of $2,886,223 and $2,285,386 as of December 31, 2023 and December 31, 2022, respectively)	18,951,745	38,150,876
Inventories	61,551,268	40,475,366
Notes receivable	124,473,111	434,461
Other receivables	6,476,542	11,912,615
Prepayments and prepaid expense	1,909,094	2,970,261
Advances to suppliers	2,609,098	3,147,932
TOTAL CURRENT ASSETS	343,548,138	329,322,973

NON-CURRENT ASSETS
Property, plant and equipment, net	98,803,772	97,168,753
Intangible assets, net	6,395,825	7,994,112
Land use rights, net	2,754,442	2,909,950
Construction in progress	-	199,837
Deferred tax assets	814,610	1,432,527
Long-term investment	-	144,984
Goodwill	33,146,682	33,178,229
Other long-term assets	9,993,130	10,630,911
TOTAL NON-CURRENT ASSETS	151,908,461	153,659,303

TOTAL ASSETS	$495,456,599	$482,982,276

CURRENT LIABILITIES
Accounts payable	$28,744,854	$35,321,262
Other payables and accrued expenses	7,252,814	14,131,414
Short-term loans	9,072,336	5,569,154
Notes payable	24,071,461	19,123,476
Income tax payable	2,130,083	1,270,617
Other current liabilities	5,402,081	6,089,925
TOTAL CURRENT LIABILITIES	76,673,629	81,505,848

NON-CURRENT LIABILITIES
Long-term loans	8,389,163	-
Deferred taxes liability	963,691	1,378,372
Contingent consideration liability	2,693,000	1,803,000
Other long-term liabilities	227,024	602,085
TOTAL NON-CURRENT LIABILITIES	12,272,878	3,783,457

TOTAL LIABILITIES	88,946,507	85,289,305

STOCKHOLDER’S EQUITY
Common stock, $0.001 par value; 100,000,000 shares authorized; 87,532,800 and 77,668,730 shares issued and 87,348,234 and 74,180,171 outstanding at December 31,2023 and December 31,2022, respectively	87,533	77,669
Less: Treasury stock (184,566 shares with average price of $2.75 and 3,488,559 shares with average price of $2.81 at December 31, 2023 and December 31, 2022, respectively)	(507,013)	(9,807,820)
Additional paid-in capital	457,847,155	451,373,645
Accumulated deficit (the restricted portion is $4,422,033 and $4,422,033 at December 31, 2023 and December 31, 2022, respectively)	(16,332,633)	(16,339,765)
Accumulated other comprehensive loss	(36,970,066)	(28,333,239)
TOTAL KANDI TECHNOLOGIES GROUP, INC. STOCKHOLDERS’ EQUITY	404,124,976	396,970,490

Non-controlling interests	2,385,116	722,481
TOTAL STOCKHOLDERS’ EQUITY	406,510,092	397,692,971

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$495,456,599	$482,982,276

KANDI TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME (LOSS)

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	Years Ended
	December 31, 2023	December 31, 2022

REVENUES, NET	$123,599,232	$117,813,049

COST OF GOODS SOLD	(82,229,209)	(98,295,323)

GROSS PROFIT	41,370,023	19,517,726

OPERATING EXPENSE:
Research and development	(4,265,176)	(6,029,608)
Selling and marketing	(13,335,950)	(5,501,475)
General and administrative	(35,381,496)	(32,325,889)
Impairment of goodwill	(496,981)	(642,665)
Impairment of long-lived assets	(942,591)	(2,697,521)
TOTAL OPERATING EXPENSE	(54,422,194)	(47,197,158)

LOSS FROM OPERATIONS	(13,052,171)	(27,679,432)

OTHER INCOME (EXPENSE):
Interest income	9,984,558	6,427,502
Interest expense	(1,327,341)	(707,488)
Change in fair value of contingent consideration	1,803,000	4,196,995
Government grants	2,017,551	1,639,328
Other income, net	4,047,074	2,784,561
TOTAL OTHER INCOME , NET	16,524,842	14,340,898

INCOME (LOSS) BEFORE INCOME TAXES	3,472,671	(13,338,534)

INCOME TAX (EXPENSE) BENEFIT	(1,802,904)	487,510

NET INCOME (LOSS)	1,669,767	(12,851,024)

LESS: NET INCOME (LOSS) ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	1,662,635	(727,361)

NET INCOME (LOSS) ATTRIBUTABLE TO KANDI TECHNOLOGIES GROUP, INC. STOCKHOLDERS	7,132	(12,123,663)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	(8,636,827)	(28,585,025)

COMPREHENSIVE LOSS	$(6,967,060)	$(41,436,049)

WEIGHTED AVERAGE SHARES OUTSTANDING BASIC	78,781,094	75,571,702
WEIGHTED AVERAGE SHARES OUTSTANDING DILUTED	79,902,891	75,571,702

NET INCOME (LOSS) PER SHARE, BASIC	$0.02	$(0.17)
NET INCOME (LOSS) PER SHARE, DILUTED	$0.02	$(0.17)

KANDI TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	Number of Outstanding Shares	Common Stock	Treasury Stock	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss）	Non- controlling interests	Total
BALANCE AS OF DECEMBER 31, 2021	77,385,130	$77,385	$(2,392,203)	$449,479,461	$(4,216,102)	$251,786	$-	$443,200,327
Stock issuance and award	283,600	284	-	746,636	-	-	-	746,920
Stock based compensation	-	-	-	1,231,566	-	-	-	1,231,566
Stock buyback	-	-	(7,415,617)	(84,018)	-	-	-	(7,499,635)
Capital contribution from shareholder	-	-	-	-	-	-	1,449,842	1,449,842
Net loss	-	-	-	-	(12,123,663)	-	(727,361)	(12,851,024)
Foreign currency translation	-	-	-	-	-	(28,585,025)	-	(28,585,025)
BALANCE AS OF DECEMBER 31, 2022	77,668,730	$77,669	$(9,807,820)	$451,373,645	$(16,339,765)	$(28,333,239)	$722,481	$397,692,971
Stock issuance and award	11,685,968	11,686	-	9,357,192	-	-	-	9,368,878
Stock based compensation	-	-	-	3,476,058	-	-	-	3,476,058
Stock buyback	-	-	(507,013)	(3,731)	-	-	-	(510,744)
Cancellation of the Treasury Stock	(3,488,559)	(3,489)	9,807,820	(9,804,331)	-	-	-	-
Stock option exercise	1,666,661	1,667	-	3,448,322	-	-	-	3,449,989
Net income	-	-	-	-	7,132	-	1,662,635	1,669,767
Foreign currency translation	-	-	-	-	-	(8,636,827)	-	(8,636,827)
BALANCE AS OF DECEMBER 31, 2023	87,532,800	$87,533	$(507,013)	$457,847,155	$(16,332,633)	$(36,970,066)	$2,385,116	$406,510,092

KANDI TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	Years Ended
	December 31, 2023	December 31, 2022

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,669,767	$(12,851,024)
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation and amortization	11,913,647	12,427,973
Impairments	1,439,573	3,340,186
Provision of allowance for doubtful accounts	656,330	(542,801)
Deferred taxes	203,236	(461,045)
Loss from long-term Investment	141,389	-
Change in fair value of contingent consideration	(1,803,000)	(4,196,995)
Stock award and stock based compensation expense	11,059,801	1,926,376

Changes in operating assets and liabilities:

Accounts receivable	10,560,521	(20,965,140)
Notes receivable	(123,992,862)	4,726,570
Inventories	(21,531,323)	(9,145,298)
Other receivables and other assets	5,165,337	(4,932,463)
Advances to supplier and prepayments and prepaid expenses	1,491,762	16,275,678

Increase (Decrease) In:
Accounts payable	38,603,301	62,592,477
Other payables and accrued liabilities	(5,062,494)	7,842,715
Notes payable	(32,629,627)	(24,533,127)
Income tax payable	954,006	(25,171)
Net cash (used in) provided by operating activities	$(101,160,636)	$31,478,911

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment, net	(13,172,512)	(3,690,235)
Payment for construction in progress	(75,185)	(129,894)
Certificate of deposit	45,244,390	(31,210,986)
Acquisition of NGI	282,135	-
Net cash provided by (used in) investing activities	$32,278,828	$(35,031,115)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term loans	23,420,534	30,765,776
Repayments of short-term loans	(19,709,663)	(28,357,211)
Repayments of long-term loans	(46,426)	-
Proceeds from long-term loans	8,225,000	-
Contribution from non-controlling shareholder	-	757,981
Purchase of treasury stock	(510,745)	(7,499,634)
Proceeds from exercises stock options, stock awards and other financing	3,449,988	-
Net cash provided by (used in) financing activities	$14,828,688	$(4,333,088)

NET DECREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	$(54,053,120)	$(7,885,292)
Effect of exchange rate changes	$(3,357,083)	$(9,750,444)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF YEAR	$151,040,271	$168,676,007

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$93,630,068	$151,040,271
-CASH AND CASH EQUIVALENTS AT END OF PERIOD	33,756,941	84,063,717
-RESTRICTED CASH AT END OF PERIOD	59,873,127	66,976,554

SUPPLEMENTARY CASH FLOW INFORMATION
Income taxes paid	$311,504	$350,002
Interest paid	$965,025	$345,451

SUPPLEMENTAL NON-CASH DISCLOSURES:
Contribution from non-controlling shareholder by inventories, fixed assets and intangible assets	$-	$393,986
Common stock issued for settlement of payables related to acquisitions (see Note 19)	$1,812,005	$-